Exhibit 10.17

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of November 30, 2016, is entered into by and between Bandwidth.com, Inc. (“Bandwidth”), and Republic Wireless, Inc. (“Republic Wireless”). Bandwidth and Republic Wireless are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Bandwidth has determined that it would be appropriate, desirable and in the best interests of Bandwidth and the stockholders of Bandwidth to separate the Republic Wireless Business (as defined below) from Bandwidth;

WHEREAS, Bandwidth and Republic Wireless have entered into the Reorganization Agreement, dated as of November 30, 2016 (the “Reorganization Agreement”), in connection with the separation of the Republic Wireless Business from Bandwidth (the “Transaction”) and the Distribution (as defined below) of Republic Wireless Common Stock (as defined below) to stockholders of Bandwidth;

WHEREAS, the Reorganization Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Republic Wireless from Bandwidth; and

WHEREAS, to ensure an orderly transition under the Reorganization Agreement, it will be necessary for the Parties to allocate between them Assets (as defined below), Liabilities (as defined below) and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms will have the meanings set forth in this Section 1.1. Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Reorganization Agreement.

“Adjusted Bandwidth Option” has the meaning set forth in Section 5.2(b)(I).

“Affiliate” has the meaning set forth in the Reorganization Agreement.

“Agreement” means this Employee Matters Agreement, together with all schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 15.9.

“Assets” has the meaning set forth in the Reorganization Agreement.

“Bandwidth” has the meaning set forth in the preamble to this Agreement.

“Bandwidth Benefit Plan” means any Benefit Plan sponsored or maintained by Bandwidth immediately prior to the Effective Time, excluding any such Benefit Plan that becomes a Republic Wireless Benefit Plan.

“Bandwidth Bonus Plan” means any bonus or similar plan provided by Bandwidth, as may be amended from time to time.

“Bandwidth Common Stock” means the Class A Voting Common Stock, par value $0.001 per share of Bandwidth, and/or the Class B Non-Voting Common Stock, par value $0.001 per share, of Bandwidth.

“Bandwidth Director” means any individual who is or was previously a non-employee member of the board of directors of Bandwidth.

“Bandwidth Employee” means any individual who is or was previously employed by Bandwidth immediately prior to the Effective Time, excluding any Republic Wireless Employee.

“Bandwidth Entity” means Bandwidth.

“Bandwidth Equity Plan” means any equity incentive plan sponsored or maintained by Bandwidth immediately prior to the Effective Time.

“Bandwidth FSA” has the meaning set forth in Section 9.3(a)(I).

“Bandwidth Options” means options to purchase Bandwidth Common Stock granted pursuant to any Bandwidth Equity Plan.

“Bandwidth Post-Distribution Share Value” means (1) with respect to the Class A Voting Common Stock, par value $0.001 per share, $24.66; or (2) with respect to the Class B Non-Voting Common Stock, par value $0.001 per share, $23.99.

“Bandwidth Pre-Distribution Share Value” means (1) with respect to the Class A Voting Common Stock, par value $0.001 per share, $43.57; or (2) with respect to the Class B Non-Voting Common Stock, par value $0.001 per share, $42.39.

“Bandwidth Ratio” means the quotient obtained by dividing the Bandwidth Post-Distribution Share Value by the Bandwidth Pre-Distribution Share Value.

“Bandwidth Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more Bandwidth as of immediately prior to the Effective Time.

“Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Benefit Management Records” has the meaning set forth in Section 4.3(b).

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any eligible family member, dependent, or beneficiary of any such Employee, including pension plans (qualified and nonqualified), thrift plans, deferred compensation plans (qualified and nonqualified), supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, medical, retiree medical, dental, vision, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of Bandwidth or Republic Wireless, as applicable.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in Raleigh, North Carolina are authorized or requested by Law to close.

“Change in Control” will be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

(a) a report on Schedule 13D will be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person, other than Republic Wireless or any employee benefit plan sponsored by Republic Wireless, is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding shares of Republic Wireless Common Stock;

(b) any Person, other than Republic Wireless, or any employee benefit plan sponsored by Republic Wireless, will purchase shares pursuant to a tender offer or exchange offer to acquire any shares of Republic Wireless Common Stock (or securities convertible into shares of Republic Wireless Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding shares of Republic Wireless Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire shares of Republic Wireless Common Stock);

(c) the consummation of:

(I) any consolidation, business combination or merger involving Republic Wireless, other than a consolidation, business combination or merger involving Republic Wireless in which holders of shares of Republic Wireless Common Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of Republic Wireless (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of Republic Wireless (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation), relative to other holders of shares of Republic Wireless Common Stock immediately prior to the consolidation, business combination or merger, immediately after the consolidation, business combination or merger as immediately before;

(II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Republic Wireless; or

(III) there will have been a change in a majority of the members of the board of directors of Republic Wireless within a 12-month period unless the election or nomination for election by Republic Wireless’ stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period; or

(d) any Person, other than Republic Wireless or any employee benefit plan sponsored by Republic Wireless, becomes the Beneficial Owner of twenty percent (20%) or more of the shares of Republic Wireless Common Stock.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Disability Medical Benefits” means medical, dental and vision benefits provided before the Welfare Plan Implementation Date by an Bandwidth Welfare Plan or, after the Welfare Plan Implementation Date, by a Republic Wireless Welfare Plan, to Republic Wireless Employees who are Former Management Benefitted Employees and who became disabled under an Bandwidth Welfare Plan that provided long-term disability benefits before the Welfare Plan Implementation Date.

“Distribution” has the meaning set forth in the Reorganization Agreement.

“Distribution Date” has the meaning set forth in the Reorganization Agreement.

“Effective Time” means the effective time of the Distribution.

“Employee” means any Bandwidth Employee, Former Bandwidth Employee or Republic Wireless Employee.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FICA” has the meaning set forth in Section 4.1(f).

“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

“Former Bandwidth Employee” means all former employees of Bandwidth who have an employment end date on or before the Effective Time, excluding all Republic Wireless Employees.

“Former Management Benefitted Employee” means a former Employee who (i) would have been a Management Benefitted Employee, but instead becomes entitled to long-term disability benefits under an Bandwidth Welfare Plan or (ii) who is or would have been a Management Benefitted Employee, but instead experiences a Qualifying Event prior to the Welfare Plan Implementation Date.

“FUTA” has the meaning set forth in Section 4.1(f).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Law” has the meaning set forth in the Reorganization Agreement.

“Liabilities” has the meaning set forth in the Reorganization Agreement.

“Management Benefitted Employee” means any Republic Wireless Employee who, as of the Effective Time or after the Effective Time but before the Welfare Plan Implementation Date, is providing or commences to provide, as the case may be, services to Republic Wireless.

“Notice of Creditable Coverage” means a certificate of creditable coverage issued in accordance with HIPAA.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Reorganization Agreement.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

“Qualified Beneficiary” has the meaning set forth in Treasury Regulation Section 54.4980B-3, Q&A-1.

“Qualifying Event” has the same meaning as set forth in Treasury Regulation Section 54.4980B-4, Q&A-1.

“Reorganization Agreement” has the meaning set forth in the recitals to this Agreement.

“Tax” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement, dated as of November 30, 2016, by and between Bandwidth and Republic Wireless.

“Transaction” has the meaning set forth in the recitals to this Agreement.

“Transition Services Agreement” has the meaning set forth in the Reorganization Agreement.

“U.S.” means the United States of America.

“Republic Wireless” has the meaning set forth in the preamble to this Agreement.

“Republic Wireless 401(k) Plan” means any 401(k) plan to be established by Republic Wireless at any time.

“Republic Wireless 401(k) Plan Beneficiaries” has the meaning set forth in Section 8.2.

“Republic Wireless Benefit Plan” means any Benefit Plan sponsored or maintained by Republic Wireless following the Effective Time.

“Republic Wireless Business” has the meaning set forth in the Reorganization Agreement.

“Republic Wireless Common Stock” means the Class A Voting Common Stock, par value $0.001 per share of Republic Wireless, and/or the Class B Non-Voting Common Stock, par value $0.001 per share, of Republic Wireless.

“Republic Wireless Employee” means any individual employed by Republic Wireless immediately following the Effective Time.

“Republic Wireless Option” has the meaning set forth in Section 5.2(b)(II).

“Republic Wireless Equity Plan” means the plan adopted by Republic Wireless prior to the Effective Time under which the Republic Wireless equity-based awards described in Article V will be issued.

“Republic Wireless Post-Distribution Share Value” means (1) with respect to the Class A Voting Common Stock, par value $0.001 per share, $18.91; or (2) with respect to the Class B Non-Voting Common Stock, par value $0.001 per share, $18.40.

“Republic Wireless Ratio” means the quotient obtained by dividing the Republic Wireless Post-Distribution Share Value by the Bandwidth Pre-Distribution Share Value.

“Republic Wireless Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more Republic Wireless immediately after the Effective Time.

“Republic Wireless Welfare Plan Participant” means each Management Benefitted Employee and their eligible spouses, domestic partners and dependents, as the case may be, who is a participant in any of the Bandwidth Welfare Plans or the Republic Wireless Welfare Plans, as the case may be, prior to a Welfare Plan Implementation Date.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, funding mechanism for a health savings account, a health care reimbursement account, wellness, prescription drug, dental, vision, and mental health and substance abuse coverage), disability benefits, life, accidental death and dismemberment or death benefits, business travel insurance, medical and dependent care flexible spending arrangements (including any associated group medial or dependent care plan), employee assistance programs, and paid time off programs, as applicable.

“Welfare Plan Implementation Date” means December 1, 2016.

Section 1.2. Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, will have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation”;

(e) the words “will” and “will” are used interchangeably and have the same meaning;

(f) the word “or” will have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement will be based upon Eastern Standard Time or Eastern Daylight Saving Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified;

(j) accounting terms used herein will have the meanings historically ascribed to them by Bandwidth and/or Republic Wireless for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k) reference to any Article, Section or schedule means such Article or Section of, or such schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in, the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” will be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party will be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q) if there is any conflict between the provisions of the main body of this Agreement and the schedules hereto, the provisions of the main body of this Agreement will control unless explicitly stated otherwise in such schedule;

(r) unless otherwise specified in this Agreement, all references to dollar amounts herein will be in respect of lawful currency of the U.S.;

(s) the titles to Articles and headings of Sections contained in this Agreement, in any schedule and Exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(t) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, will mean that such Party will also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.1. General Principles. It is the intention of Bandwidth and Republic Wireless that all employment-related Liabilities associated with Republic Wireless Employees, whether prior to, on or after the Effective Time, are to be assumed by Republic Wireless, except as otherwise specifically set forth herein. Bandwidth and Republic Wireless will take any and all reasonable action as will be necessary or appropriate so that active participation in the Bandwidth Benefit Plans by all Republic Wireless Employees will terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time).

(a) Except as otherwise provided in this Agreement, effective as of the Effective Time, Republic Wireless will assume, or continue the sponsorship of, and Bandwidth will not have any further Liability with respect to, or under, and Republic Wireless will indemnify Bandwidth, and the officers, directors, and employees of Bandwidth, and hold them harmless with respect to any and all:

(I) individual agreements entered into between Bandwidth and any Republic Wireless Employee;

(II) agreements entered into between Bandwidth and any individual who is an independent contractor, or leasing organization, providing services primarily for the business activities of Republic Wireless;

(III) collective bargaining agreements, collective agreements, trade union or works council agreements entered into Bandwidth and any union, works council or other body representing only Republic Wireless Employees;

(IV) wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Republic Wireless Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

(V) moving expenses and obligations including those related to taxes (foreign and home), relocation, repatriation, international assignments, transfers or similar items incurred by or owed to any Republic Wireless Employees that have not been paid prior to the Effective Time;

(VI) immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Republic Wireless Employees;

(VII) Liabilities under any Republic Wireless Benefit Plan; and

(VIII) Liabilities and obligations whatsoever with respect to claims made by, or with respect to any Republic Wireless Employees, in connection with any Bandwidth Benefit Plan, including but not limited to, such Liabilities relating to actions or omissions of or by Republic Wireless or any officer, director, employee or agent thereof on or prior to the Effective Time.

(b) Except as otherwise provided in this Agreement, effective as of the Effective Time, Republic Wireless will not have any further Liability for, and Bandwidth will indemnify Republic Wireless, and the officers, directors, and employees of Republic Wireless, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any Bandwidth Employees or Former Bandwidth Employees in connection with any Bandwidth Benefit Plan (other than with respect to Liabilities relating to Republic Wireless Employees), including such Liabilities relating to actions or omissions of or by Bandwidth or any officer, director, employee or agent thereof prior to, on or after the Effective Time.

Section 2.2. Service Credit.

(a) Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Republic Wireless Benefit Plans will, and Republic Wireless will cause Republic Wireless to, recognize each Republic Wireless Employee’s full service history with Bandwidth for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable and subject to Section 2.4, benefit accruals under any Republic Wireless Benefit Plan for such Republic Wireless Employee’s service with Bandwidth on or prior to the Effective Time to the same extent such service would be credited under the Bandwidth Benefit Plans, as applicable. Notwithstanding anything to the contrary, in connection with any Employee’s break in service, any determination as to service credit will be made under and in accordance with the applicable Republic Wireless Benefit Plan document, the terms of which will control in the case of any conflict with this Section 2.2.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records reasonably available to the first Party to document such service, plan participation and membership of such Employees and reasonably cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 2.3. Plan Administration.

(a) Transition Services. The Parties acknowledge that Bandwidth or Republic Wireless may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b) Participant Elections and Beneficiary Designations. Prior to the Effective Time, each participant in a Republic Wireless Benefit Plan will execute such elections and beneficiary designations as are promulgated by the administrator of each Republic Wireless Benefit Plan, if applicable. Notwithstanding the foregoing, if and to the extent a Republic Wireless Benefit Plan participant has failed to execute and file an updated election and/or designation, the participant elections and beneficiary designations made under any corresponding Bandwidth Benefit Plan prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to Republic Wireless Benefit Plans in accordance with this Agreement will continue in effect under the applicable Republic Wireless Benefit Plan to the extent permitted under the applicable Republic Wireless Benefit Plan, including deferral and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, in each case, to the extent allowed by applicable Law.

Section 2.4. No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement or the Reorganization Agreement, no participant in the Republic Wireless Benefit Plans will receive benefits that duplicate benefits provided by the corresponding Bandwidth Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Reorganization Agreement or required by applicable Law, no provision in this Agreement will be construed to create any right to accelerate vesting, distribution of benefits or entitlements to any compensation or Benefit Plan on the part of any Bandwidth Employee, Former Bandwidth Employee, or Republic Wireless Employee.

Section 2.5. No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Bandwidth and Republic Wireless, as required by applicable Law, or as explicitly set forth in a Republic Wireless Benefit Plan, a Republic Wireless Employee will be entitled to participate in the Republic Wireless Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding Bandwidth Benefit Plan as in effect immediately prior to the Effective Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of Republic Wireless Employees participating or the participation rights therein that they had prior to the Effective Time.

Section 2.6. Special Provisions. Notwithstanding any other provision in this Agreement to the contrary, each of the Chief Executive Officer, President, Chief People Officer, General Counsel and Secretary of Bandwidth will have the discretion, power and authority to adopt and implement special provisions, rules or procedures applicable to the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable to give effect to the intentions of this Agreement, including without limitation, special provisions relating to (i) different equitable adjustments than as set forth in Article V, in the case of a grantee who has outstanding equity-based awards granted under any Bandwidth Equity Plan, where such grantee’s circumstances warrant a different treatment to the extent that such Chief Executive Officer, President, Chief People Officer, General Counsel and Secretary of Bandwidth deem such different treatment to be equitable, necessary or advisable, based on the advice of counsel; (ii) the good faith determination of the employer or former employer, as applicable, of each Employee; (iii) errors in the timing of employment transfers; (iv) issues pertaining to immigration Law requirements; (v) compliance with foreign, state and/or local Laws and (vi) any other decisions regarding the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable that are not otherwise contemplated by this Agreement.

ARTICLE III

INTENTIONALLY DELETED

ARTICLE IV

ASSIGNMENT OF EMPLOYEES

Section 4.1. Active Employees.

(a) Republic Wireless Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each Republic Wireless Employee will be continued by Republic Wireless or will be assigned and transferred to Republic Wireless.

(b) Bandwidth Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each Bandwidth Employee will be continued by Bandwidth.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement will create any obligation on the part of Bandwidth or Republic Wireless to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(d) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 4.1 will not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of Bandwidth or Republic Wireless.

(e) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution will be deemed a “change of control,” “change in control,” “acceleration event” or term of similar import for purposes of any Bandwidth Benefit Plan, Republic Wireless Benefit Plan, Bandwidth Equity Plan or Republic Wireless Equity Plan.

(f) Payroll and Related Taxes. With respect to each Republic Wireless Employee, Bandwidth and Republic Wireless will, and will cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (a) treat Republic Wireless as a “successor employer” and Bandwidth as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”) and (b) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Republic Wireless Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53. For the avoidance of doubt, the collection of payroll taxes under FICA and FUTA will not restart upon or following the Effective Time with respect to each Republic Wireless Employee for the tax year during which the Effective Time occurs.

(g) Employment and Severance Arrangements. Republic Wireless will assume and honor, or will cause a Republic Wireless Entity to assume and honor, any agreements to which any Republic Wireless Employee is party with Bandwidth, including any (i) employment contract or (ii) retention, release or severance arrangement.

Section 4.2. Employment Law Obligations.

(a) WARN. After the Effective Time, (i) Bandwidth will be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Bandwidth Employee and (ii) Republic Wireless will be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Republic Wireless Employee.

(b) Compliance with Employment Laws. On and after the Effective Time, (i) Bandwidth will be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Bandwidth Employees and the treatment of any applicable Former Bandwidth Employees in respect of their former employment, and (ii) Republic Wireless will be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Republic Wireless Employees.

Section 4.3. Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, Bandwidth and Republic Wireless will provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, as of the Effective Time or as soon as administratively practicable thereafter, Bandwidth will transfer and assign to Republic Wireless all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable Republic Wireless Benefit Plan and all absence management records, Family and Medical Leave Act records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information relating to Republic Wireless Employees who participate in Republic Wireless Benefit Plans (“Benefit Management Records”). Subject to any limitations imposed by applicable Law, Bandwidth, however, may retain originals of, copies of, or access to personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to Republic Wireless (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of Republic Wireless’ public access file. Republic Wireless will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Effective Time, Bandwidth records so transferred and assigned may be maintained by Republic Wireless (acting directly or through one of its Subsidiaries) pursuant to Republic Wireless’ applicable records retention policy.

(c) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, reasonable access to Employee-related records after the Effective Time will be provided to Bandwidth and Republic Wireless pursuant to the terms and conditions of the Reorganization Agreement. In addition, notwithstanding anything to the contrary, Republic Wireless will provide Bandwidth with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of Bandwidth Employees and Former Bandwidth Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Bandwidth will also be permitted to retain copies of all restrictive covenant agreements with any Republic Wireless Employee in which Bandwidth has a valid business interest. In addition, Bandwidth will provide Republic Wireless with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of Republic Wireless Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Republic Wireless will also be permitted to retain copies of all restrictive covenant agreements with any Bandwidth Employee in which Republic Wireless has a valid business interest.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Bandwidth and Republic Wireless will comply with all applicable Laws, regulations and internal policies, and will indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(e) Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees will, in each case, be subject to the confidentiality provisions of the Reorganization Agreement and any other applicable agreement and applicable Law, and the provisions of this Section 4.3 will be in addition to, and not in derogation of, the provisions of the Reorganization Agreement governing confidential information, including any applicable provision of the Reorganization Agreement.

(f) Cooperation. Each Party will use commercially reasonable efforts to cooperate in sharing, retaining, and maintaining data and records that are necessary or appropriate to further the purposes of this Section 4.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 4.3. No Party will charge another Party a fee for such cooperation.

(g) Labor Relations. To the extent required by applicable Law or any agreement with a labor union, works council or similar employee organization, Republic Wireless will provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Distribution and will fully indemnify Bandwidth against any Liabilities arising from its failure to comply with such requirements.

ARTICLE V

EQUITY AND EQUITY-BASED COMPENSATION

Section 5.1. General Principles.

(a) Bandwidth and Republic Wireless will take any and all reasonable actions as will be necessary and appropriate to further the provisions of this Article V, including, to the extent practicable, providing written notice or similar communication to each Employee or director who holds one or more awards granted under any Bandwidth Equity Plan informing such Employee or director, as applicable, of (i) the actions contemplated by this Article V with respect to such awards and (ii) whether (and during what time period) any “blackout” period will be imposed upon holders of awards granted under any Bandwidth Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b) Following the Effective Time, a grantee who has outstanding equity-based awards under one or more of the Bandwidth Equity Plans and/or replacement equity-based awards under the Republic Wireless Equity Plan will be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of vesting.

(c) No award described in this Article V, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, will be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. With respect to each outstanding stock option, the period during which such option is exercisable and the ultimate expiration date of the option will not be extended.

(d) From and after the Effective Time, all awards adjusted pursuant to this Article V will be subject to the terms and conditions set forth in the applicable Bandwidth Equity Plan or Republic Wireless Equity Plan and corresponding award agreements. Without limiting the generality of the foregoing, from and after the Effective Time, all references to the applicable company in such Bandwidth Equity Plan or Republic Wireless Equity Plan, as applicable, and other administrative provisions requiring interpretation will refer to the appropriate company to reflect the Transaction.

(e) The adjustment or conversion of Bandwidth Options will be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other Taxes on the holders thereof pursuant to Section 409A of the Code.

Section 5.2. Stock Options.

(a) General Principles. The adjustments provided for in this Section 5.2 with respect to the Bandwidth Options and Republic Wireless Options are intended to be effected in a manner compliant with Section 424(a) of the Code.

(b) Treatment of Stock Options Held by Bandwidth Employees, Former Bandwidth Employees, Bandwidth Directors and Republic Wireless Employees. Each Bandwidth Option held by a Bandwidth Employee, a Former Bandwidth Employee, a Bandwidth Director or a Republic Wireless Employee immediately prior to the Effective Time will be converted as of the Effective Time into (i) an option to purchase Bandwidth Common Stock issued pursuant to the applicable Bandwidth Equity Plan (each such option, an “Adjusted Bandwidth Option”); and (ii) an option to purchase Republic Wireless Common Stock (each such option, a “Republic Wireless Option”) issued pursuant to the terms of the Republic Wireless Equity Plan.

Subject to Section 5.1, each Adjusted Bandwidth Option will be subject to the same terms and conditions from and after the Effective Time as the terms and conditions applicable to the corresponding Bandwidth Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time: (x) each such Adjusted Bandwidth Option will continue to vest from and after the Effective Time so long as the holder of such Adjusted Bandwidth Option remains either a Bandwidth Employee or a Republic Wireless Employee; (y) each such Adjusted Bandwidth Option will remain exercisable until the date ninety (90) days immediately following the termination of employment of the holder of such Adjusted Bandwidth Option by either Bandwidth or Republic Wireless, unless earlier terminated pursuant to the terms of any such Adjusted Bandwidth Option, including, without limitation, due to any termination of employment for cause (or other similar term in any applicable Bandwidth Equity Plan); provided, however, the foregoing will not apply with respect to any termination of employment attributable to Death (as defined in any applicable Bandwidth Equity Plan; and (z) the per-share exercise price of each such Adjusted Bandwidth Option will be equal to (A) the per-share exercise price of the corresponding Bandwidth Option immediately prior to the Effective Time multiplied by (B) the Bandwidth Ratio, rounded up to the fourth decimal place.

Subject to Section 5.1, each Republic Wireless Option will be subject to the same terms and conditions from and after the Effective Time as the terms and conditions applicable to the corresponding Bandwidth Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time: (x) each such Republic Wireless Option will continue to vest from and after the Effective Time so long as the holder of such Republic Wireless Option remains either a Bandwidth Employee or a Republic Wireless Employee; (y) each such Republic Wireless Option will remain exercisable until the date ninety (90) days immediately following the termination of employment of the holder of such Republic Wireless Option by either Bandwidth or Republic Wireless, unless earlier terminated pursuant to the terms of any such Republic Wireless Option, including, without limitation, due to any termination of employment for cause (or other similar term in the Republic Wireless Equity Plan); provided, however, the foregoing will not apply with respect to any termination of employment attributable to Death (as defined in the Republic Wireless Equity Plan; and (z) the per-share exercise price of each such Republic Wireless Option will be equal to (A) the per-share exercise price of the corresponding Bandwidth Option immediately prior to the Effective Time multiplied by (B) the Republic Wireless Ratio, rounded up to the fourth decimal place.

Section 5.3. Liabilities for Settlement of Awards.

(a) Settlement of Adjusted Bandwidth Options. Bandwidth will be responsible for all Liabilities associated with Adjusted Bandwidth Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Adjusted Bandwidth Options.

(b) Settlement of Republic Wireless Options. Republic Wireless will be responsible for all Liabilities associated with Republic Wireless Options (regardless of the holder of such awards), including any option exercise, share delivery, registration or other obligations related to the exercise of the Republic Wireless Options.

Section 5.4. Tax Reporting and Withholding for Equity-Based Awards. Unless otherwise required by applicable Law, Bandwidth will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to income of or otherwise owed by Bandwidth Employees or Former Bandwidth Employees from equity-based awards, and Republic Wireless will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to or otherwise owed on income of Republic Wireless Employees from equity-based awards. Further, Bandwidth will be responsible for remitting applicable tax withholdings and related payments for Bandwidth Employees to each applicable taxing authority, and Republic Wireless will be responsible for remitting applicable tax withholdings and related payments for Republic Wireless Employees to each applicable taxing authority; provided, however, that to the extent necessary (and permissible) to effectuate the foregoing, either Bandwidth or Republic Wireless may act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction and related payments to an appropriate taxing authority. For non-employee directors of Bandwidth or Republic Wireless, all compensation income realized from either Bandwidth equity-based awards or Republic Wireless equity-based awards will be reflected by a Form 1099 provided to such non-employee director by Bandwidth or Republic Wireless, as applicable, for each year. There will be no tax withholding made by either Bandwidth or Republic Wireless with respect to any equity-based awards for non-employee directors of Bandwidth or Republic Wireless.

Section 5.5. Cooperation. Each Party acknowledges and agrees to use commercially reasonable efforts to cooperate with each other and with third-party providers to effect withholding and remittance of Taxes, as well as required tax reporting, in a timely, efficient and appropriate manner to further the purposes of this Article V and to administer all employee equity awards that are outstanding immediately following the Effective Time (including all such equity awards that are adjusted in accordance with this Article V) to the extent consistent with this Agreement and applicable Law, for as long as is reasonably necessary to further the purposes of this Article V. No Party will charge another Party a fee for such cooperation.

ARTICLE VI

INTENTIONALLY DELETED

ARTICLE VII

TREATMENT OF ANNUAL BONUSES FOR FISCAL YEAR 2016

As of the Effective Time, with respect to each Republic Wireless Employee who is eligible to receive an annual bonus pursuant to the terms of the Bandwidth Bonus Plan immediately prior to the Effective Time, Republic Wireless will (a) assume any such annual bonus liability, and (b) establish a new annual bonus plan with the same financial metrics applicable to each Republic Wireless Employee, payment provisions and other terms and conditions, in each case, as in effect under the Bandwidth Bonus Plan immediately prior to the Distribution, such that, subject to the required determinations by the compensation committee of the board of directors of Republic Wireless, such annual bonuses will be paid to each Republic Wireless Employee in accordance with the terms of such annual bonus plan.

ARTICLE VIII

U.S. QUALIFIED DEFINED CONTRIBUTION PLANS

Section 8.1. Republic Wireless 401(k) Plan. From and after the Effective Time, if at any time Republic Wireless implements a Republic Wireless 401(k) Plan, Republic Wireless (acting directly or through its Affiliates) will be responsible for any and all Liabilities and other obligations with respect to such Republic Wireless 401(k) Plan.

Section 8.2. Tax Qualified Status. Republic Wireless will take all steps and make any necessary filings with the IRS to maintain the Republic Wireless 401(k) Plan, if any, so that such plan remains qualified under Section 401(a) of the Code and the related trust remains tax-exempt under Section 501(a) of the Code, including timely seeking and obtaining a favorable determination letter from the IRS as to such qualification at the times prescribed under Revenue Procedure 2007-44, 2007-28 I.R.B. 54, or corresponding successor guidance.

Section 8.3. Remission of Funds to Bandwidth Regarding Outstanding Loans Pursuant to 401(k) Plan. If at the Effective Time, there are any loans outstanding from any 401(k) plan administered by Bandwidth with respect to any Republic Wireless Employee, Republic Wireless will deduct from amounts due to such Republic Wireless employee such amounts as are necessary to repay such outstanding loans in accordance with Bandwidth’s practices prior to the Effective Time and will, upon such deduction, timely remit such amounts to Bandwidth for application to the applicable outstanding loans.

ARTICLE IX

U.S. WELFARE PLANS

Section 9.1. Establishment of Republic Wireless Welfare Plans.

(a) Management Benefitted Employees. On the Welfare Plan Implementation Date, Republic Wireless will cause the Republic Wireless Welfare Plan Participants who are Management Benefitted Employees to become covered by a corresponding Republic Wireless Welfare Plan under terms and conditions that are similar to those of the Bandwidth Welfare Plans. The Bandwidth Welfare Plans will cover the Republic Wireless Welfare Plan Participants who are Management Benefitted Employees for the portion of the 2016 calendar year following the Effective Time, as set forth in this Article IX, and to the extent not set forth in this Article IX, pursuant to a Transition Services Agreement, so that Management Benefitted Employees will not experience an interruption in coverage. Schedule 9.1(a) sets forth all Republic Wireless Welfare Plans, all Bandwidth Welfare Plans and identifies the participating employers in each, before and after the Welfare Plan Implementation Date.

(b) Coordination for Cessation of Coverages. For the avoidance of doubt, Republic Wireless Welfare Plan Participants who are:

(I) Subject to the conditions set forth in Section 9.2(a) and notwithstanding Section 9.2(i)(III), Management Benefitted Employees will not participate in any Bandwidth Welfare Plan on or after the relevant Welfare Plan Implementation Date that applies to a corresponding Republic Wireless Welfare Plan; and

(II) Bandwidth Employees will not participate in any Republic Wireless Welfare Plans at any time on or after the Effective Time.

Section 9.2. Transitional Matters Under Republic Wireless Welfare Plans and Bandwidth Welfare Plans; Treatment of Claims Incurred and Other Miscellaneous Matters.

(a) Liability for Claims Incurred Under Bandwidth Welfare Plans. The applicable Bandwidth Welfare Plans will remain responsible for the adjudication and/or payment of unpaid covered claims that any Management Benefitted Employee incurs under any of the Bandwidth Welfare Plans before the Welfare Plan Implementation Date. Bandwidth will cause such Bandwidth Welfare Plans to fully perform, pay and discharge all such claims. Claims for ongoing care for a Management Benefitted Employee under any of the Bandwidth Welfare Plans will be allocated as follows:

(I) Outpatient Care. The applicable Bandwidth Welfare Plan will be liable for the portion of ongoing outpatient care that is provided before the Welfare Plan Implementation Date, and the applicable Republic Wireless Welfare Plan will be responsible for the portion of ongoing outpatient care that is provided after the Welfare Plan Implementation Date.

(II) Inpatient Care. The applicable Bandwidth Welfare Plan will be liable for the portion of ongoing inpatient care that is provided before the Welfare Plan Implementation Date, and the applicable Republic Wireless Welfare Plan will be responsible for the portion of ongoing inpatient care that is provided after the Welfare Plan Implementation Date.

(III) Claims Incurred. For purposes of this Section 9.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claims administrator, giving rise to such claim or expense.

(b) Credit for Deductibles and Other Limits. With respect to each Management Benefitted Employee, Republic Wireless and Bandwidth will use reasonable efforts to provide that for purposes of any maximum benefit payable under any of the Republic Wireless Welfare Plans, the Republic Wireless Welfare Plans will recognize any expenses paid or reimbursed by the Bandwidth Welfare Plans with respect to such participant before the Welfare Plan Implementation Date, to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under any of the applicable Bandwidth Welfare Plans.

(c) COBRA.

(I) Bandwidth will be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring before the Welfare Plan Implementation Date affecting a Management Benefitted Employee or a Former Management Benefitted Employee or his or her Qualified Beneficiaries with respect to each Management Benefitted Employee and Former Management Benefitted Employee who becomes a Qualified Beneficiary before the Welfare Plan Implementation Date.

(II) Republic Wireless will be responsible for complying with the group health coverage continuation requirements of COBRA for Qualifying Events occurring on or after the Welfare Plan Implementation Date affecting a Management Benefitted Employee or his or her Qualified Beneficiaries with respect to each Management Benefitted Employee who becomes a Qualified Beneficiary on or after the Welfare Plan Implementation Date.

(III) For the avoidance of doubt, Bandwidth and Republic Wireless will cause such Bandwidth Welfare Plans or Republic Wireless Welfare Plans, as the case may be, to fully perform, pay and discharge all such claims for any Management Benefitted Employees, as set forth under subsections (I) through (III) of this subsection (c) for the duration of COBRA continuation coverage, as determined pursuant to Treasury Regulation Section 4980B-7, so that the Republic Wireless Welfare Plans will not be liable for the payment of claims incurred under the Bandwidth Welfare Plans pursuant to subsections (I) of this subsection (c) and the Bandwidth Welfare Plans will not be liable for the payment of claims incurred under the Republic Wireless Welfare Plans for claims incurred pursuant to subsections (II) of this subsection (c).

(d) HIPAA Notices of Creditable Coverage. The Bandwidth Welfare Plans will be responsible for providing Notices of Creditable Coverage to all Management Benefitted Employees after the Welfare Plan Implementation Date, if required. The Republic Wireless Welfare Plans will be responsible for providing Notices of Creditable Coverage to all Management Benefitted Employees on and after the Welfare Plan Implementation Date; provided, however, that for periods during which coverage for Management Benefitted Employees under the Bandwidth Welfare Plans is at issue, Bandwidth will cooperate and use commercially reasonable efforts to provide Republic Wireless with information necessary for the Republic Wireless Welfare Plans to issue correct and complete Notices of Creditable Coverage.

(e) Assumption of Liability for Disability Medical Benefits. Effective as of the Welfare Plan Implementation Date, any liability to provide Disability Medical Benefits to any Former Management Benefitted Employees who, under Section 9.2(i)(III) began receiving long-term disability benefits under an Bandwidth Welfare Plan before the Welfare Plan Implementation Date, will be transferred to Republic Wireless, and Bandwidth will not have any obligations with respect thereto; provided, however, that neither Republic Wireless nor Republic Wireless will have any obligation pursuant to the terms of this Agreement to continue any Disability Medical Benefits on or after the Welfare Plan Implementation Date.

(i) Employees on Vacation, Leave or Disability.

(I) As of the Effective Time, Republic Wireless will assume all Liabilities with respect to any Republic Wireless Employee who is a

Management Benefitted Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans).

(II) As of the Effective Time and until the Welfare Plan Implementation Date, Bandwidth will cause the Bandwidth Welfare Plans to treat any Republic Wireless Employee who is a Management Benefitted Employee and, as of or following the Effective Time and prior to the Welfare Plan Implementation Date, who is or goes on vacation or who is on or commences an approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, short-term disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans) the same as a Bandwidth Employee or Former Bandwidth Employee would be treated under the Bandwidth Welfare Plans in the same or similar circumstance.

(III) For the avoidance of doubt, any Republic Wireless Employees who are Former Management Benefitted Employees and who qualify before the Welfare Plan Implementation Date for long-term disability benefits under a Bandwidth Welfare Plan will remain in such long-term disability plan.

(IV) Notwithstanding subsections (I) and (II) above, any individual residing in California or another jurisdiction with specific rules that are not reflected in this provision and that must be followed, as the case may be, who would have become a Republic Wireless Employee as of the Effective Time but was on an approved leave of absence at the Effective Time will become a Republic Wireless Employee following the conclusion of his or her approved leave or as Bandwidth and Republic Wireless will agree pursuant to Section 2.6, as the case may be.

Section 9.3. Continuity of Benefits.

(a) Additional Details Regarding Flexible Spending Accounts.

(I) Pursuant to Section 9.1, Bandwidth will cause its health care flexible spending account or dependent care flexible spending account (each, an “Bandwidth FSA”) benefits to be continued for Republic Wireless Welfare Plan Participants who are Management Benefitted Employees through February 28, 2017, pursuant to a Transition Services Agreement. Bandwidth will bear the burden of experience losses and the benefit of experience gains for each Bandwidth FSA for the entirety of 2017.

(II) Effective as of the Effective Time, Republic Wireless or another Republic Wireless Entity will withhold payroll deductions made pursuant to the terms of the Bandwidth FSAs as in effect prior to and after the Effective Time and remit such amounts to the Bandwidth FSAs within the period required by Labor Regulation Section 2510.3-102(a)(1) and any other applicable guidance for the health care flexible spending account and as soon as practicable for the dependent care flexible spending account.

(III) Effective March 1, 2017, Republic Wireless or another Republic Wireless Entity will cause Republic Wireless Welfare Plan Participants who are Management Benefitted Employees to become eligible for health care flexible spending account benefits and dependent care flexible spending account benefits.

(b) Intentionally Deleted.

(c) Employer Non-Elective Contributions.

(I) As of the Effective Time, Republic Wireless will cause any Republic Wireless Welfare Plans that constitute a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of a Republic Wireless Welfare Plan Participant who is a Management Benefitted Employee under the corresponding Bandwidth Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.

(II) For the avoidance of doubt, Republic Wireless will cause all contributions for coverage made before the Welfare Plan Implementation Date for all Republic Wireless Welfare Plan Participants who are Management Benefitted Employees participating in Bandwidth Welfare Plans to be remitted to Bandwidth within the period required by Labor Regulation Section 2510.3-102(a)(1) and any other applicable guidance.

(d) Waiver of Conditions or Restrictions. Unless prohibited by applicable Law, the Republic Wireless Welfare Plans will waive all limitations, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to a Republic Wireless Welfare Plan Participant who is a Management Benefitted Employee following the Welfare Plan Implementation Date to the extent that such Employee had previously satisfied such limitations under the corresponding Bandwidth Welfare Plans.

Section 9.4. Welfare Plan Implementation Date. For the avoidance of doubt, the Parties may vary the Welfare Plan Implementation Date for each of the Republic Wireless Welfare Plans.

ARTICLE X

INTENTIONALLY DELETED

ARTICLE XI

INTENTIONALLY DELETED

ARTICLE XII

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 12.1. Republic Wireless Workers’ Compensation. Effective as of the Effective Time, Republic Wireless will be responsible for: (a) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Republic Wireless Employees employed by Republic Wireless and (b) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers.

Section 12.2. Republic Wireless Unemployment Compensation. Effective as of the Effective Time, Republic Wireless will be responsible for the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Republic Wireless Employees employed by Republic Wireless. Effective as of the Effective Time, Republic Wireless will be responsible for establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.

Section 12.3. Bandwidth Workers’ Compensation. Effective as of the Effective Time, Bandwidth will have the obligations for all claims and Liabilities relating to workers’ compensation for all Bandwidth Employees and Former Bandwidth Employees. Effective as of the Effective Time, Bandwidth will have the obligations for all claims and Liabilities relating to workers’ compensation for all Former Bandwidth Employees.

Section 12.4. Bandwidth Unemployment Compensation. Effective as of the Effective Time, Bandwidth will have the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Bandwidth Employees and Former Bandwidth Employees. Effective as of the Effective Time, Bandwidth will have the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Former Bandwidth Employees.

Section 12.5. Assignment of Contribution Rights. Bandwidth will transfer and assign (or cause another member of Bandwidth to transfer and assign) to Republic Wireless all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Republic Wireless is responsible pursuant to this Article XII. Republic Wireless will transfer and assign to Bandwidth all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Bandwidth is responsible pursuant to this Article XII.

Section 12.6. Collateral. On and after the Effective Time, Republic Wireless will be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to Republic Wireless under this Article XII. Bandwidth will be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to Bandwidth under this Article XII.

Section 12.7. Cooperation. Republic Wireless and Bandwidth will use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE XIII

SEVERANCE

Bandwidth will have no Liability or obligation under any Bandwidth severance plan(s) or policies with respect to Republic Wireless Employees who did not have a termination event prior to the Effective Time giving rise to a severance payment under such Bandwidth severance plan(s) or policies. Republic Wireless will be liable for all severance payments to be paid to any Republic Wireless Employee under the applicable Bandwidth severance plan(s) or policies in which such Republic Wireless Employee participated immediately prior to the Effective Time, if, and to the extent that, the events giving rise to such severance payments occurred prior to the Effective Time. By no later than the Effective Time, Republic Wireless will adopt severance plan(s) or policies under which Republic Wireless Employees who, immediately prior to the Effective Time, will be eligible to participate immediately following the Effective Time. Such Republic Wireless severance plan(s) or policies will provide terms and conditions for Republic Wireless Employees who are severed from Republic Wireless following the Effective Time that are substantially similar to the terms and conditions provided under the applicable Bandwidth severance plan(s) or policies in which such Republic Wireless Employees participated immediately prior to the Effective Time. For the avoidance of doubt, the Distribution and the assignment, transfer or continuation of the employment of Republic Wireless Employees contemplated by Section 4.1 will not be deemed a severance of employment for purposes of this Agreement and, effective as of the Effective Time, Republic Wireless Employees will not be eligible to receive any severance payments or other benefits under any Bandwidth severance arrangements, plans, policies or guidelines, or agreements.

ARTICLE XIV

BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 14.1. Termination of Participation. Except as otherwise provided under this Agreement, effective as of immediately after the Effective Time, Republic Wireless Employees will not be eligible to participate in any Bandwidth Benefit Plan.

Section 14.2. Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 14.2 and applicable Law, Bandwidth will assign to Republic Wireless all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between Bandwidth and a Republic Wireless Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, Republic Wireless will be considered to be a successor to Bandwidth for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between Bandwidth and a Republic Wireless Employee, such that Republic Wireless will enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of Republic Wireless; provided, however, that in no event will Bandwidth be permitted to enforce such restrictive covenant agreements against Republic Wireless Employees for action taken in their capacity as employees of Republic Wireless; provided, further, that for three (3) years following the Effective Time, Bandwidth and Republic Wireless will not be considered competitors under any non-competition provision applicable to any Bandwidth Employee or Republic Wireless Employee.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1. Preservation of Rights to Amend. The rights of Bandwidth and Republic Wireless to amend, waive, or terminate any Benefit Plan will not be limited in any way by this Agreement.

Section 15.2. Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Reorganization Agreement.

Section 15.3. Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Effective Time, Republic Wireless will assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against Bandwidth or Bandwidth by any

Republic Wireless Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of Republic Wireless after the Effective Time. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both Bandwidth Employees (or Former Bandwidth Employees) and Republic Wireless Employees and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action will be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Reorganization Agreement will apply with respect to each Party’s indemnification obligations under this Section 15.3.

Section 15.4. Reimbursement and Indemnification. Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification or except as otherwise provided in the Transition Services Agreement, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Bandwidth and Republic Wireless Welfare Plans, 401(k) plans, savings plans, retirement plans, Benefit Plans, and pension plans and, as contemplated by Article XIII, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by Republic Wireless pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by Bandwidth pursuant to this Agreement, will in each case be subject to the indemnification provisions of the Reorganization Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement will require Republic Wireless to pay or reimburse to Bandwidth any benefit-related cost item that Republic Wireless has paid or reimbursed to Bandwidth prior to the Effective Time; and (ii) no provision of this Agreement will require Bandwidth to pay or reimburse to Republic Wireless any benefit-related cost item that Bandwidth has paid or reimbursed to Republic Wireless prior to the Effective Time.

Section 15.5. Costs of Compliance with Agreement. Except as otherwise provided in this Agreement, each Party will pay its own expenses in fulfilling its obligations under this Agreement.

Section 15.6. Fiduciary Matters. Bandwidth and Republic Wireless each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party will be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party will be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and will fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 15.7. Entire Agreement. This Agreement, together with the documents referenced herein (including the Reorganization Agreement and the Benefit Plans), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Reorganization Agreement, the provisions of this Agreement will be deemed to control with respect to the subject matter hereof.

Section 15.8. Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith will be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 15.9. Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by an authorized person of the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor will any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 15.10. Remedies Cumulative. All rights and remedies existing under this Agreement or the schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 15.11. Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) will also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it will have specified by like notice.

Section 15.12. Counterparts. This Agreement, including the schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed will be deemed to be an original but all of which together will constitute one and the same agreement.

Section 15.13. Severability. If any term or other provision of this Agreement or the schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator will interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

Section 15.14. Governing Law. This Agreement will be governed by and construed in accordance with the Laws, but not the Laws governing conflicts of Laws, of the State of North Carolina; provided that the Delaware General Corporation Law, including the provisions thereof governing the fiduciary duties of directors of a Delaware corporation, will govern, as applicable, the internal affairs of Bandwidth and Republic Wireless, as the case may be.

Section 15.15. Performance. Each of Bandwidth and Republic Wireless will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by Bandwidth and Republic Wireless, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 15.16. Construction. This Agreement will be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation will be applied against any Party.

Section 15.17. Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Reorganization Agreement is terminated prior to the Effective Time, this Agreement will be of no further force and effect and will be void ab initio.

Section 15.18. Code Sections 162(m) and 409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of non-qualified deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), Bandwidth and Republic Wireless agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any non-qualified deferred compensation plan, long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of any non-qualified deferred compensation plan, long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

BANDWIDTH.COM, INC.

By:	/s/ David A. Morken
Name: David A. Morken
Title: Chief Executive Officer

REPUBLIC WIRELESS, INC.

By:	/s/ Chris Chuang
Name: Chris Chuang
Title: Chief Executive Officer

[Signature Page to Employee Matters Agreement]

Schedule 9.1(a)

Republic Wireless Group Medical Plan

Republic Wireless Group Dental Plan

Republic Wireless Group Life Plan

Republic Wireless Group Disability Plan

Republic Wireless Allstate Accident Plan

Republic Wireless Deductible Reimbursement Account